Exhibit 10.20


                           MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding, executed this 17th day of March, 2004, by and PT Faryan Nusantara ("Faryan"), located at Jl. Kramat 6 , No. 18 Jakarta 10430, Indonesia, Crescent Aeronautical Technology ("CAT"), located at Taman Alfa Indah H5/17, Jakarta Selatan 12260, Indonesia and Delta-Envirotech ("Envirotech"), located at 1725 Gosnell Road, Vienna, Virginia, USA.

WHEREAS, Faryan holds a contract to purchase oil sludge from Pertamina for approximately 6,000,000 tons on an exclusive basis for a term of one year, subject to performance effective the 18th day of March, 2004; and

WHEREAS, CAT has the ability to assist in the financing of the purchase of the oil sludge, and can assist in the disposal of processed products, and

WHEREAS, Envirotech has the technology to process the oil sludge to yield saleable products, and LIPI will be asked for approval of the technology on an advisory basis and is willing to assist in the successful completion of the project, and

WHEREAS, the parties have agreed to the responsibilities of each other to accomplish successful fulfillment of each project;

NOW, THEREFORE, the parties have established the following responsibilities and obligations to each other for the mutual benefit of all:

      1 - Faryan will purchase the product from Pertamina, or other locations as designated; transport the products and perform preliminary treatment to facilitate transport.

      2 - CAT will arrange the capital needed to purchase the oil sludge, payment for transportation and required equipment and, in cooperation with Faryan, assist in marketing the processed products.

      3 - Envirotech will provide the technology and equipment to process the oil sludge based upon Envirotech's analysis of the composition in consultation with LIPI.

The parties agree that the profits from the project will be shared on an equal after all costs have been charged to the project.

The parties agree that the activities will begin within thirty (30) days of the execution of this Memorandum of Understanding as dated above.

By copy of this Memorandum of Understanding, Envirotech will begin discussions with LIPI as to the specifications of the oil sludge and testing requirements.

Executed in Jakarta this 17th day of March, 2004 by:


PT Faryan Nusantara

BY:     /S/ JAN LEIJEN
        --------------------
Seal:

Crescent Aeronautical Technology


BY:  /S/ REGINALD THEIJS
        --------------------
Delta-Envirotech, Inc.


BY:  /S/ DAVID RAZMARA
        --------------------
Seal:

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